Exhibit 99.1

Document Security Systems Reports Second Quarter of 2014 Financial Results

ROCHESTER, NY — August 12, 2014 — Document Security Systems, Inc. (NYSE MKT: DSS) (DSS), a leader in anti-counterfeiting and authentication solutions, reported results for the second quarter ending June 30, 2014.

Q2 2014 Operational Highlights

•	Delivered first fully-integrated AuthentiGuard customer for DSS’ secure digital application and labeling.

•	Filed a patent infringement lawsuit against Lenovo (United States), Inc. in the District Court for the Eastern District of Texas, with the case currently in the pleadings stage.

•	Acquired approximately 90 active patents covering certain methods and processes in the semiconductor industry, bringing the company's patent portfolio to more than 120 active patents issued in the U.S. and abroad, and 25 patent applications pending.

•	At quarter end, the company had seven active disputes at various stages of the monetization process.

Q2 2014 Financial Highlights

Revenue for the second quarter of 2014 increased 14% to $4.9 million from $4.3 million in the same year-ago quarter. Printed product revenue, which includes sales of packaging, printing and plastics, increased 15% to $4.4 million from $3.8 million in the same year-ago period. Technology sales, services and licensing revenues increased 4% to $476,000 from $458,000 in the year-ago period.

Costs of goods and expenses totaled $7.1 million, an increase of 16% from $6.1 million in the same year-ago period. The increase primarily reflected depreciation and amortization costs of $1.3 million for Q2 2014 compared to $229,000 in the same year-ago period. This increase was partially offset by a 69% decrease in stock-based compensation expense during Q2 2014.

Cost of goods sold, excluding depreciation and amortization, increased 26% to $3.2 million compared to $2.5 million in the same year-ago period, driven by a higher percentage of packaging sales as a percentage of total printed products sales in the second quarter of 2014.

Adjusted EBITDA loss, a non-GAAP metric defined as earnings before interest, taxes, depreciation, amortization, and stock-based compensation, as well as other non-recurring items, totaled $633,000 compared to an adjusted EBITDA loss of $171,000 in the same year-ago period (see further discussion about the use of adjusted EBITDA, below). The increase in adjusted EBITDA loss reflected higher professional fees incurred for the company’s IP monetization business in Q2 2014 compared to the year-ago quarter, where the majority of the professional fees were incurred from the company’s merger with Lexington Technology Group (LTG) in July 2013.

Net Loss totaled $2.3 million or $(0.06) per basic and diluted share, as compared to a net loss of $1.9 million or $(0.09) per basic and diluted share in the second quarter of 2013.

Management Commentary

“We saw a particularly strong sequential increase in revenue in the second quarter, driven by demand for our printed products, including the timing of certain packaging orders that slipped from Q1 to Q2,” said Jeff Ronaldi, the company’s CEO. “Looking at our results on a comparative first half basis, revenue was a record overall for the first six months of the year, up 6% from the same period a year ago.

“Q2 was also highlighted by our first fully-integrated AuthentiGuard sale to a customer for printing and hosting, along with the customized mobile application. This win reaffirms the strong value proposition of our AuthentiSuite platform, especially when integrated with our secure printing and packaging capabilities.

“Along those lines, our sales team has been effectively building and expanding our AuthentiGuard pipeline of prospective customers. We are currently in varying stages with several national brands about implementing our AuthentiGuard technology.

“AuthentiGuard is an ideal representation of our business model, which involves developing and acquiring IP that enables us to bring innovative product and service offerings to market, while actively licensing our IP portfolio.

“A major goal for us this year and going forward is to grow and diversify our intellectual property portfolio. Since 2012, we have systematically expanded our patent portfolio from 15 issued patents to more than 120 active patents today, along with seven active cases on file. Looking ahead, we expect to have 10 cases on file by yearend and at least 15 by the end of 2015. Our expectations for the future remain high as we build upon the momentum we’ve established and pursue the widening pipeline of opportunities ahead.”

Intellectual Property Enforcement

DSS provided an update on the status of its six intellectual property cases:

•	Document Security Systems, Inc. v. Coupons.com Incorporated (6:11-cv-06528-CJS-MWP)

In October 2011, DSS initiated litigation against Coupons.com alleging, among other things, that Coupons.com misused DSS’s proprietary block-out technology in violation of the terms of a nondisclosure agreement between the parties. On July 10, 2014 the US District Court for the Western District of New York heard oral arguments in connection with Coupons.com’s motion for Summary Judgment. No decision has been rendered yet on the motion.

•	Bascom Research, LLC v. Facebook, Inc., LinkedIn Corporation et al (CAND-3-12-cv-06293; CAND-3-12-cv-06294)

In October 2012, Bascom Research, a subsidiary of Lexington Technology Group, Inc. (LTG), which was acquired by DSS in July 2013, initiated litigation with Facebook, Inc., LinkedIn Corporation and three other defendants in the US District Court for the Eastern District of Virginia. The complaint alleged infringement by the defendants of four patents that are instrumental to social and business networking technology and related to the manner in which users and application developers on the Facebook and LinkedIn platforms make connections between “objects” such as photos, people, events and pages.

In January 2013, all five cases were transferred to the US District Court for the Northern District of California. In April and May of 2013, LTG announced that Bascom Research had reached settlements with two of the named defendants. Currently, Facebook and LinkedIn remain as defendants in the litigation.

On January 15, 2014, these two cases were stayed by the US District Court for the Northern District of California pending the outcome of Alice Corp v. CLS Bank in the United States Supreme Court, which was decided on June 24, 2014. Following this decision, a case management conference was scheduled for August 22, 2014, at which time the parties will propose timetables for the remainder of the case.

On May 22, 2014, Facebook, Inc. filed a Petition for Covered Business Method (CBM) Patent Review with the USPTO’s Patent Trial and Appeal Board. Bascom Research has until September 3, 2014 to file a preliminary response to the CBM petition.

•	VirtualAgility, Inc. v. Salesforce.com, Inc. et al* (TXED-2-13-cv-00011)

On March 5, 2013, Lexington Technology Group (now DSS Technology Management) made a strategic investment in VirtualAgility, Inc.

On January 5, 2013, prior to DSS’s investment, VirtualAgility initiated litigation against Salesforce.com and a number of Salesforce’s customers in the US District Court for the Eastern District of Texas. VirtualAgility’s complaint against Salesforce.com alleges infringement of one of five VirtualAgility patents that enable user-friendly programming platforms that facilitate the creation of sophisticated business applications without programming.

On February 12, 2014, the United States Court of Appeals for the US Circuit overturned a decision rendered by the US District Court for the Eastern District of Texas, and granted a temporary stay of the case in light of Salesforce.com’s Petition for Covered Business Method (CBM) Patent Review pending before the USPTO’s Patent Trial and Appeal Board (PTAB).

On July 10, 2014, a three-judge panel of the US Circuit issued a divided opinion granting a stay pending the CBM proceedings. Oral argument in the CBM proceeding was held on July 14, 2014.

•	DSS Technology Management, Inc. (DSSTM) v. Taiwan Semiconductor Manufacturing Company, Ltd. (TSMC) et al (TXED-2-14-cv-00199)

On March 10, 2014, DSSTM initiated litigation with TSMC, Samsung Electronics Co. Inc., and NEC Corporation of America in the US District Court for the Eastern District of Texas. DSSTM’s complaint against these companies alleges infringement of DSS patents relating to a semiconductor manufacturing process called “double-patterning.”

On June 24, 2014, TSMC filed a petition for Inter Partes Review (IPR) with the USPTO Patent Trial and Appeal Board, and DSSTM has until October 17, 2014 to file a preliminary response.

•	DSS Technology Management, Inc. (DSSTM) v. Apple, Inc. (TXED-6-13-cv-00919)

On November 29, 2013, DSSTM initiated litigation against Apple, Inc. in the US District Court for the Eastern District of Texas. DSSTM’s complaint alleges infringement by Apple of DSS patents that relate to systems and methods of using low power wireless peripheral devices.

On March 3, 2014, Apple filed a motion to transfer venue of the case from the Eastern District of Texas to the Northern District of California, which is pending a ruling by the District Court for the Eastern District of Texas.

•	DSS Technology Management, Inc. (DSSTM) v. Lenovo (United States), Inc. (TXED-6-14-cv-00525)

On May 30, 2014, DSSTM initiated litigation against Lenovo (United States), Inc. in the US District Court for the Eastern District of Texas. DSSTM’s complaint alleges infringement by Lenovo of DSS patents that relate to systems and methods of using low power wireless peripheral devices. The case is currently in the pleadings stage.

These active disputes are also listed on the company’s website here. Further information regarding patent litigation involving DSS investments is available to the public via the PACER Service here.

Conference Call

DSS management will hold a conference call later today (August 12, 2014) to discuss these results. The company’s CEO, Jeff Ronaldi, and CFO, Phil Jones, will host the presentation, followed by a question and answer period.

Date: August 12, 2014

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: (877) 407-9210

International dial-in: (201) 689-8049

The conference call will be broadcast simultaneously and available for replay via the investor section of the company’s website at www.dsssecure.com.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 26, 2014.

U.S. replay dial-in: (877) 660-6853

International replay dial-in: (201) 612-7415

Replay ID: 13588604

About Document Security Systems

Document Security Systems, Inc.’s (NYSE MKT: DSS) products and solutions are used by governments, corporations and financial institutions to defeat fraud and to protect brands and digital information from the expanding world-wide counterfeiting problem. DSS technologies help ensure the authenticity of both digital and physical financial instruments, identification documents, sensitive publications, brand packaging and websites.

DSS continually invests in research and development to meet the ever-changing security needs of its clients and offers licensing of its patented technologies through its subsidiary, DSS Technology Management, Inc.

For more information on the AuthentiGuard Suite, please visit www.AuthentiGuard.com. For more information on DSS and its subsidiaries, please visit www.DSSsecure.com. To follow DSS on Facebook, click here.

For More Information

Investor Relations

Document Security Systems

(585) 325-3610

Email: ir@documentsecurity.com

Forward-Looking Statements

Forward-looking statements that may be contained in this press release, including, without limitation, statements related to the Company’s plans, strategies, objectives, expectations, potential value, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act and contain words such as “believes,” “anticipates,” “expects,” “plans,” “intends” and similar words and phrases. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results projected in any forward-looking statement. In addition to the factors specifically noted in the forward-looking statements, other important factors, risks and uncertainties that could result in those differences include, but are not limited to, those disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission. Forward-looking statements that may be contained in this press release are being made as of the date of its release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	% change	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013	% change
Revenue
Printed products	$4,407,000	$3,822,000	15%	$7,571,000	$7,101,000	7%
Technology sales, services and licensing	476,000	458,000	4%	940,000	$949,000	-1%

Total revenue	$4,883,000	$4,280,000	14%	$8,511,000	$8,050,000	6%

Costs and expenses
Cost of goods sold, exclusive of depreciation and amortization	$3,197,000	$2,546,000	26%	$5,395,000	$4,749,000	14%
Sales, general and administrative compensation	1,154,000	1,221,000	-5%	2,446,000	2,356,000	4%
Depreciation and amortization	1,288,000	229,000	462%	2,602,000	454,000	473%
Professional fees	502,000	602,000	-17%	1,042,000	1,016,000	3%
Stock based compensation	294,000	949,000	-69%	841,000	1,289,000	-35%
Sales and marketing	128,000	126,000	2%	301,000	208,000	45%
Rent and utilities	181,000	154,000	18%	366,000	311,000	18%
Other operating expenses	243,000	224,000	8%	449,000	446,000	1%
Research and development	112,000	62,000	81%	226,000	121,000	87%

Total costs and expenses	$7,099,000	$6,113,000	16%	$13,668,000	$10,950,000	25%

Operating loss	(2,216,000)	(1,833,000)	21%	(5,157,000)	(2,900,000)	78%

Other income (expenses)
Interest expense	(89,000)	(50,000)	78%	(164,000)	(94,000)	74%
Amortization of note discount and loss on debt extinguishment	(35,000)	(43,000)	-19%	(52,000)	(54,000)	-4%
Foreign currency translation loss		-		(16,000)	-

Other expense, net	(124,000)	(93,000)	33%	(232,000)	(148,000)	57%

Loss before income taxes	(2,340,000)	(1,926,000)	21%	(5,389,000)	(3,048,000)	77%

Deferred tax expense, net	5,000	5,000	0%	9,000	9,000	0%

Net loss	$(2,344,000)	$(1,925,000)	22%	$(5,399,000)	$(3,057,000)	77%

Earnings per share:
Basic and diluted	$(0.06)	$(0.09)	-33%	$(0.13)	$(0.14)	-7%

Shares used in computing earnings per share:
Basic and diluted	42,040,907	21,710,034	94%	41,982,770	21,711,503	93%

DOCUMENT SECURITY SYSTEMS, INC.  AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

As of

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS

Current assets:
Cash	$1,304,656	$1,977,031
Restricted cash	245,479	500,000
Accounts receivable, net of allowance of $68,000 ($60,000- 2013)	1,789,986	2,149,123
Inventory	919,659	834,979
Prepaid expenses and other current assets	537,206	403,107
Deferred tax asset, net	223,323	223,323
Total current assets	5,020,309	6,087,563

Property, plant and equipment, net	5,226,230	5,157,852
Investments and other assets	12,529,602	11,448,008
Goodwill	15,046,197	15,046,197
Other intangible assets, net	28,486,834	29,602,591

Total assets	$66,309,172	$67,342,211

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,454,846	$1,421,765
Accrued expenses and other current liabilities	1,416,737	1,455,629
Revolving lines of credit	-	158,087
Short-term debt	850,000	824,857
Current portion of long-term debt, net	521,699	613,488

Total current liabilities	4,243,282	4,473,826

Long-term debt, net	5,770,868	3,087,358
Other long-term liabilities	361,783	27,566
Deferred tax liability, net	1,373,921	1,364,447

Commitments and contingencies (Note 8)

Stockholders' equity
Common stock, $.02 par value; 200,000,000 shares authorized, 46,275,297 shares issued and outstanding (49,411,486 on December 31, 2013)	925,506	988,230
Additional paid-in capital	99,247,351	97,790,426
Accumulated other comprehensive loss	(52,783)	(27,566)
Accumulated deficit	(50,260,756)	(44,862,076)
Non-controlling interest in subsidiary	4,700,000	4,500,000
Total stockholders' equity	54,559,318	58,389,014

Total liabilities and stockholders' equity	$66,309,172	$67,342,211

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30,

(Unaudited)

	2014	2013

Cash flows from operating activities:
Net loss	$(5,398,680)	$(3,057,064)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	2,601,684	454,129
Stock based compensation	840,879	1,288,689
Amortization of note discount	51,915	27,570
Loss on extinguishment of debt	-	26,252
Change in deferred tax provision	9,474	9,474
Foreign currency translation loss	16,420	-
Decrease (increase) in assets:
Accounts receivable	359,137	5,338
Inventory	(84,680)	2,466
Prepaid expenses and other assets	(174,616)	(69,859)
Release of restricted cash	254,521	-
Increase in liabilities:
Accounts payable	33,081	124,863
Accrued expenses and other liabilities	387,188	250,206
Net cash used by operating activities	(1,103,677)	(937,936)

Cash flows from investing activities:
Purchase of equipment and building improvements	(157,789)	(82,312)
Purchase of investments	(750,000)	-
Purchase of intangible assets	(1,196,980)	(52,506)
Net cash used by investing activities	(2,104,769)	(134,818)

Cash flows from financing activities:
Net payments on revolving lines of credit	(158,087)	(168,247)
Payments of long-term debt	(298,816)	(166,876)
Borrowings of long-term debt	2,691,000	-
Issuances of common stock, net of issuance costs	301,974	80,000
Net cash provided (used) by financing activities	2,536,071	(255,123)

Net decrease in cash	(672,375)	(1,327,877)
Cash beginning of period	1,977,031	1,887,163

Cash end of period	$1,304,656	$559,286

About the Presentation of Adjusted EBITDA

The Company uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by the Company by adding back to net income (loss) interest, income taxes, depreciation and amortization expense as further adjusted to add back stock-based compensation expense and non-recurring items, such as costs related to the Company’s merger with Lexington Technology Group. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing its financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate the Company's operations and its ability to generate cash flows from operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance of its business units and management. The Company considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical and prospective operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes and non-recurring items such as costs related to the Company’s merger with Lexington Technology Group, all of which impact the Company's profitability and operating cash flows, as well as depreciation, amortization and stock-based compensation. The Company believes that these limitations are compensated by clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income and loss presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. The following is a reconciliation of net loss to Adjusted EBITDA loss:

	Three Months Ended June 30			Six Months Ended June 30
	2014	2013	% change	2014	2013	% change
	(unaudited)	(unaudited)		(unaudited)	(unaudited)

Net Loss	$(2,344,000)	$(1,925,000)	22%	$(5,399,000)	$(3,057,000)	77%
Add back:
Depreciation & Amortization	1,288,000	229,000	462%	2,602,000	454,000	473%
Stock based compensation	294,000	948,000	-69%	841,000	1,289,000	-35%
Interest expense	89,000	50,000	78%	164,000	94,000	74%
Amortization of note discount and loss on debt extinguishment	35,000	43,000	-19%	52,000	54,000	-4%
Income Taxes	5,000	5,000	0%	9,000	9,000	0%
Professional fees and other costs incurred in conjunction with the Merger with Lexington Technology Group	-	479,000	-100%	-	587,000	-100%

Adjusted EBITDA	(633,000)	(171,000)	-270%	(1,731,000)	(570,000)	-204%

Adjusted EBITDA, by group (unaudited)

Printed Products	$469,000	$461,000	2%	$752,000	$778,000	-3%
Technology Management	(386,000)	(146,000)	164%	(854,000)	(334,000)	156%
Corporate, less Merger costs	(716,000)	(486,000)	47%	(1,629,000)	(1,014,000)	61%

	(633,000)	(171,000)	-270%	(1,731,000)	(570,000)	-204%